Exhibit 99.1

NEWS RELEASE

CONTACT:
Gary S. Maier
Vice President, Corporate Communications & IR
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS FISCAL SECOND QUARTER RESULTS

- Record Sales and Gross Profit with Strong Cash Flow Generation -
Full-Year Outlook Remains on Track

LOS ANGELES, CA – November 12, 2024 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2025 second quarter and six-month period ended September 30, 2024, with a continued favorable full-year outlook supported by record sales and gross profit, and the ongoing benefits of strategic initiatives to further enhance profitability.

Key highlights for the fiscal second quarter.

•	Net sales increased 5.9 percent to a record $208.2 million.
•
Gross profit increased to a record $41.3 million, impacted by certain one-time expenses of $2.7 million for onboarding new business, and $1.3 million of transition expenses related to the recent strategic relocation of certain operations with expected annualized savings of $7.1 million.

•	Generated cash from operating activities of $22.9 million and reduced net bank debt by $22.0 million.
•	Results were impacted by non-cash items totaling $10.6 million as detailed in the exhibits.

Fiscal 2025 Second Quarter Results

Net sales for the fiscal 2025 second quarter increased 5.9 percent to an all-time record $208.2 million from $196.6 million in the prior year.

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Motorcar Parts of America, Inc.
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Gross profit for the fiscal 2025 second quarter increased to a record $41.3 million from $41.1 million a year earlier.  Gross margin for the fiscal 2025 second quarter was 19.8 percent compared with 20.9 percent a year earlier. Gross margin for the fiscal 2025 second quarter was impacted by $3.8 million, or 1.8 percent, of non-cash expenses, and $1.3 million, or 0.6 percent, of one-time cash expenses, as detailed in Exhibit 3.  In addition to the items detailed in Exhibit 3, gross profit for the current quarter was also impacted by $2.7 million, or 1.3 percent, of certain one-time expenses for onboarding new business.

Interest expense for the fiscal second quarter decreased by $1.2 million to $14.2 million from $15.4 million a year ago, primarily due to lower average outstanding balances under the company’s credit facility and lower interest rates.

Net loss for the fiscal 2025 second quarter was $3.0 million, or $0.15 per share, impacted by non-cash expenses of $8.0 million, or $0.40 per share, and one-time cash expenses of $1.1 million, or $0.06 per share, compared with a net loss of $2.0 million, or $0.10 per share, a year ago, impacted by various items detailed in Exhibit 1.  In addition to the items detailed in Exhibit 1, as previously explained, results for the current quarter were also impacted by $2.7 million, or $0.10 per share, of certain one-time expenses for onboarding new business.

“As we enter the second half of fiscal 2025, we remain optimistic about our year-over-year outlook. We anticipate continued improvements to gross margins, gross profit and cash flow in the quarters ahead, supported by opportunities to further leverage our leadership position within the non-discretionary aftermarket parts market. Our ongoing strategic actions throughout the entire organization are gaining traction as expected, enhanced by volume increases and improved operating efficiencies.

“While there are a variety of factors related to financial performance beyond our control, such as non-cash items and interest rates, which are improving, the underlying fundamentals of our business continue to be strong.  We remain focused on enhancing shareholder value and continued success in the second half,” said Selwyn Joffe, chairman, president, and chief executive officer.

The company generated approximately $22.9 million of cash from operating activities during fiscal 2025 second quarter and reduced net bank debt by $22.0 million to $114.3 million from $136.3 million.

Six-Month Results

Net sales for the fiscal 2025 six-month period increased 6.1 percent to a record $378.1 million from $356.3 million a year ago.

Gross profit for the fiscal 2025 six-month period increased to a record $70.5 million from $67.7 million a year earlier.  Gross margin for the fiscal 2025 six-month period was 18.6 percent compared with 19.0 percent a year earlier.  Gross margin for the fiscal 2025 six-month period was impacted by $6.9 million, or 1.8 percent, of non-cash expenses, and $1.3 million, or 0.3 percent, of one-time cash expenses, as detailed in Exhibit 4.  In addition to the items detailed in Exhibit 4, gross profit for the current six-month period was also impacted by $2.7 million, or 0.7 percent, of certain one-time expenses for onboarding new business.

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Motorcar Parts of America, Inc.
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Interest expense increased by $1.5 million for the six months to $28.6 million from $27.1 million a year ago, primarily due to increased collection of receivables utilizing accounts receivable discount programs resulting from higher sales, partially offset by lower average outstanding balances under the company’s credit facility and lower interest rates.

Net loss for the fiscal 2025 six-month period was $21.0 million, or $1.07 per share, impacted by non-cash expenses of $17.4 million, or $0.88 per share, and one-time cash expenses of $3.3 million, or $0.17 per share, compared with a net loss of $3.4 million, or $0.17 per share, a year ago, impacted by various items detailed in Exhibit 2.  In addition to the items detailed in Exhibit 2, as previously explained, results for the current six-month period were also impacted by $2.7 million, or $0.10 per share, of certain one-time expenses for onboarding new business.

Further Considerations

•	Continued sales volume increases:
o	Ordering activity has gained momentum.
o	The company’s fundamentals are improving.
•	Margin improvement:
o	Enhanced by multiple rounds of price increases.
o	Improving overhead absorption as brake-related business gains further momentum.
o	Improving operational efficiencies.
•	Positive cash flow outlook.

Fiscal 2025 Guidance

As noted in the company’s prior fiscal year 2024 earnings press release, net sales for the fiscal year ending March 31, 2025 are estimated to be between $746 million to $766 million, representing between 3.9 percent and 6.7 percent year-over-year growth.  The company expects gross margin accretion from operating efficiencies, increased volume and cost absorption.  Operating income is expected to be between $79 million and $84 million, before certain non-cash items and one-time expenses.  The company estimates depreciation and amortization will be approximately $11 million.

Use of Non-GAAP Measure

This press release includes the following non-GAAP measure – EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, see the financial tables included in this press release. Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding this measure.

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Motorcar Parts of America, Inc.
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Earnings Conference Call and Webcast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations. The call will be open to all interested investors either through a live audio webcast at www.motorcarparts.com or live by calling (888) 440-5584 (domestic) or (646) 960-0457 (international). For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com. A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on November 12, 2024 through 8:59 p.m. Pacific time on November 19, 2024 by calling (800) 770-2030 (domestic) or (609) 800-9909 (toll) and using access code: 1545314.

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake pads, brake rotors, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2024 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Net sales	$208,186,000	$196,639,000	$378,073,000	$356,344,000
Cost of goods sold	166,909,000	155,491,000	307,622,000	288,629,000
Gross profit	41,277,000	41,148,000	70,451,000	67,715,000
Operating expenses:
General and administrative	15,052,000	14,325,000	31,722,000	26,927,000
Sales and marketing	5,834,000	5,688,000	11,283,000	11,107,000
Research and development	2,443,000	2,438,000	4,876,000	4,813,000
Foreign exchange impact of lease liabilities and forward contracts	5,428,000	4,760,000	16,506,000	490,000
Total operating expenses	28,757,000	27,211,000	64,387,000	43,337,000
Operating income	12,520,000	13,937,000	6,064,000	24,378,000
Other expenses:
Interest expense, net	14,182,000	15,383,000	28,569,000	27,103,000
Change in fair value of compound net derivative liability	380,000	390,000	(2,200,000)	530,000
Loss on extinguishment of debt	-	168,000	-	168,000
Total other expenses	14,562,000	15,941,000	26,369,000	27,801,000
Loss before income tax expense (benefit)	(2,042,000)	(2,004,000)	(20,305,000)	(3,423,000)
Income tax expense (benefit)	912,000	(46,000)	734,000	(55,000)
Net loss	$(2,954,000)	$(1,958,000)	$(21,039,000)	$(3,368,000)
Basic net loss per share	$(0.15)	$(0.10)	$(1.07)	$(0.17)
Diluted net loss per share	$(0.15)	$(0.10)	$(1.07)	$(0.17)
Weighted average number of shares outstanding:
Basic	19,760,028	19,599,162	19,717,517	19,554,142
Diluted	19,760,028	19,599,162	19,717,517	19,554,142

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2024	March 31, 2024
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$10,413,000	$13,974,000
Short-term investments	1,901,000	1,837,000
Accounts receivable — net	112,699,000	96,296,000
Inventory — net	378,776,000	397,328,000
Contract assets	24,956,000	27,139,000
Prepaid expenses and other current assets	19,457,000	23,885,000
Total current assets	548,202,000	560,459,000
Plant and equipment — net	32,561,000	38,338,000
Operating lease assets	71,792,000	83,973,000
Long-term deferred income taxes	5,637,000	2,976,000
Long-term contract assets	321,303,000	320,282,000
Goodwill and intangible assets — net	3,984,000	4,274,000
Other assets	2,763,000	1,700,000
TOTAL ASSETS	$986,242,000	$1,012,002,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$168,548,000	$185,182,000
Customer finished goods returns accrual	37,495,000	38,312,000
Contract liabilities	45,517,000	37,591,000
Revolving loan	124,691,000	128,000,000
Other current liabilities	8,419,000	7,021,000
Operating lease liabilities	9,272,000	8,319,000
Total current liabilities	393,942,000	404,425,000
Convertible notes, related party	32,340,000	30,776,000
Long-term contract liabilities	219,891,000	212,068,000
Long-term deferred income taxes	573,000	511,000
Long-term operating lease liabilities	69,419,000	72,240,000
Other liabilities	6,114,000	6,872,000
Total liabilities	722,279,000	726,892,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,776,373 and 19,662,380 shares issued and outstanding at September 30, 2024 and March 31, 2024, respectively	198,000	197,000
Additional paid-in capital	238,089,000	236,255,000
Retained earnings	18,464,000	39,503,000
Accumulated other comprehensive income	7,212,000	9,155,000
Total shareholders' equity	263,963,000	285,110,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$986,242,000	$1,012,002,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the company has included the following additional information and non-GAAP financial measures for the three and six months ended September 30, 2024 and 2023. Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company's results of operations and the factors and trends affecting the company's business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended September 30, 2024 and 2023	Exhibit 1

	Three Months Ended September 30,
	2024		2023
	$	Per Share	$	Per Share
GAAP net loss	$(2,954,000)	$(0.15)	$(1,958,000)	$(0.10)

Non-cash items impacting net income
Core and finished goods premium amortization	$2,621,000	$0.13	$2,707,000	$0.14
Revaluation - cores on customers' shelves	1,164,000	0.06	1,995,000	0.10
Share-based compensation expenses	1,016,000	0.05	1,533,000	0.08
Foreign exchange impact of lease liabilities and forward contracts	5,428,000	0.27	4,760,000	0.24
Change in fair value of compound net derivative liability and loss on extinguishment of debt	380,000	0.02	558,000	0.03
Tax effect (a)	(2,652,000)	(0.13)	(2,888,000)	(0.15)
Total non-cash items impacting net income	$7,957,000	$0.40	$8,665,000	$0.44

Cash items impacting net income
Supply chain disruptions and related costs (b)	$-	$-	$3,199,000	$0.16
New product line start-up costs and transition expenses, and severance and other (c)	1,498,000	0.08	349,000	0.02
Tax effect (a)	(375,000)	(0.02)	(887,000)	(0.05)
Total cash items impacting net income	$1,123,000	$0.06	$2,661,000	$0.14

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.
(b) For the three months ended September 30, 2023, consists of $3,199,000 impacting gross profit.
(c) For the three months ended September 30, 2024, consists of $1,298,000 impacting gross profit and $200,000 included in operating expenses.
For the three months ended September 30, 2023, consists of $349,000 included in operating expenses.

Items Impacting Net Income for the Six Months Ended September 30, 2024 and 2023	Exhibit 2

	Six Months Ended September 30,
	2024		2023
	$	Per Share	$	Per Share
GAAP net loss	$(21,039,000)	$(1.07)	$(3,368,000)	$(0.17)

Non-cash items impacting net income
Core and finished goods premium amortization	$5,349,000	$0.27	$5,364,000	$0.27
Revaluation - cores on customers' shelves	1,558,000	0.08	2,773,000	0.14
Share-based compensation expenses	2,016,000	0.10	2,843,000	0.15
Foreign exchange impact of lease liabilities and forward contracts	16,506,000	0.84	490,000	0.03
Change in fair value of compound net derivative liability and loss on extinguishment of debt	(2,200,000)	(0.11)	698,000	0.04
Tax effect (a)	(5,807,000)	(0.29)	(3,042,000)	(0.16)
Total non-cash items impacting net income	$17,422,000	$0.88	$9,126,000	$0.47

Cash items impacting net income
Supply chain disruptions and related costs (b)	$-	$-	$5,183,000	$0.27
New product line start-up costs and transition expenses, and severance and other (c)	4,438,000	0.23	684,000	0.03
Tax effect (a)	(1,110,000)	(0.06)	(1,467,000)	(0.08)
Total cash items impacting net income	$3,328,000	$0.17	$4,400,000	$0.23

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.
(b) For the six months ended September 30, 2023, consists of $5,183,000 impacting gross profit.
(c) For the six months ended September 30, 2024, consists of $1,298,000 impacting gross profit and $3,140,000 included in operating expenses.
For the six months ended September 30, 2023, consists of $684,000 included in operating expenses.

Items Impacting Gross Profit for the Three Months Ended September 30, 2024 and 2023	Exhibit 3

	Three Months Ended September 30,
	2024		2023
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$41,277,000	19.8%	$41,148,000	20.9%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$2,621,000	1.3%	$2,707,000	1.4%
Revaluation - cores on customers' shelves	1,164,000	0.6%	1,995,000	1.0%
Total non-cash items impacting gross profit	$3,785,000	1.8%	$4,702,000	2.4%

Cash items impacting gross profit
Supply chain disruptions and related costs	$-	-	$3,199,000	1.6%
New product line start-up costs and transition expenses	1,298,000	0.6%	-	-
Total cash items impacting gross profit	$1,298,000	0.6%	$3,199,000	1.6%

Items Impacting Gross Profit for the Six Months Ended September 30, 2024 and 2023	Exhibit 4

	Six Months Ended September 30,
	2024		2023
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$70,451,000	18.6%	$67,715,000	19.0%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$5,349,000	1.4%	$5,364,000	1.5%
Revaluation - cores on customers' shelves	1,558,000	0.4%	2,773,000	0.8%
Total non-cash items impacting gross profit	$6,907,000	1.8%	$8,137,000	2.3%

Cash items impacting gross profit
Supply chain disruptions and related costs	$-	-	$5,183,000	1.5%
New product line start-up costs and transition expenses	1,298,000	0.3%	-	-
Total cash items impacting gross profit	$1,298,000	0.3%	$5,183,000	1.5%

Items Impacting EBITDA for the Three and Six Months Ended September 30, 2024 and 2023	Exhibit 5

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
GAAP net loss	$(2,954,000)	$(1,958,000)	$(21,039,000)	$(3,368,000)
Interest expense, net	14,182,000	15,383,000	28,569,000	27,103,000
Income tax expense (benefit	912,000	(46,000)	734,000	(55,000)
Depreciation and amortization	2,601,000	2,933,000	5,330,000	5,966,000
EBITDA	$14,741,000	$16,312,000	$13,594,000	$29,646,000

Non-cash items impacting EBITDA
Core and finished goods premium amortization	$2,621,000	$2,707,000	$5,349,000	$5,364,000
Revaluation - cores on customers' shelves	1,164,000	1,995,000	1,558,000	2,773,000
Share-based compensation expenses	1,016,000	1,533,000	2,016,000	2,843,000
Foreign exchange impact of lease liabilities and forward contracts	5,428,000	4,760,000	16,506,000	490,000
Change in fair value of compound net derivative liability and loss on extinguishment of debt	380,000	558,000	(2,200,000)	698,000
Total non-cash items impacting EBITDA	$10,609,000	$11,553,000	$23,229,000	$12,168,000

Cash items impacting EBITDA
Supply chain disruptions and related costs	$-	$3,199,000	$-	$5,183,000
New product line start-up costs and transition expenses, and severance and other	1,498,000	349,000	4,438,000	684,000
Total cash items impacting EBITDA	$1,498,000	$3,548,000	$4,438,000	$5,867,000